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                                    EXHIBIT I



Item 3

         (b)    X     Bank as defined in Section 3(a)(b) of the Act
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                      Chancellor LGT Trust Company

         (c)    X     Investment Adviser registered under Section 203 of the
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Investment Advisers Act of 1940.



Chancellor LGT Asset Management, Inc.